UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2013

Sanomedics International Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54167	27-3320809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

444 Brickell Avenue, Suite 415, Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (305) 433-7814 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Our common stock is quoted on the OTC Bulletin Board under the symbol SIMH.  As disclosed in our definitive Information Statement on Schedule 14C as filed with the Securities and Exchange Commission on November 12, 2013, Sanomedics International Holdings, Inc. has taken the following corporate action:

●	a reverse stock split of all of the outstanding shares of our common stock at a ratio of one for ten (1:10); and

The effective date of this action is December 23, 2012 and our common stock will be quoted on the OTC Bulletin Board on a post-split basis on that date.  Our CUSIP number has changed to 801063207. Our common stock will be quoted under the symbol “SIMHD” for 20 business days, after which time the symbol will revert back to SIMH.

As a result of the reverse stock split, each ten shares of our common stock issued and outstanding, or held as treasury shares, immediately prior to the effective date of the reverse stock split will become one share of our common stock on the effective date of the reverse stock split. No fractional shares of common stock will be issued to any stockholder in connection with the reverse stock split and all fractional shares which might otherwise be issuable as a result of the reverse stock split will be rounded up to the nearest whole share.

After the effective date of the reverse stock split, each certificate representing shares of pre-reverse stock split common stock will be deemed to represent one-tenth of a share of our post-reverse stock split common stock, subject to rounding for fractional shares, and the records of our transfer agent, Manhattan Transfer Registrar Company, will be adjusted to give effect to the reverse stock split. Following the effective date of the reverse stock split, the share certificates representing the pre-reverse stock split common stock in our former name will continue to be valid for the appropriate number of shares of post-reverse stock split common stock, adjusted for rounding. Certificates representing shares of the post-reverse stock split will be issued in due course as certificates for pre-reverse stock split common shares are tendered for exchange or transfer to our transfer agent. We request that stockholders do not send in any of their stock certificates at this time

Item 9.01   Financial Statements and Exhibits

(d)           Exhibits

3.5	Certificate of Amendment to the Certificate of Incorporation.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sanomedics International Holdings, Inc.

Date: December 19, 2013	By:	/s/ David C. Langle
David C. Langle, Chief Financial Officer

3